UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

J.CREW GROUP, INC.

(Name of Registrant as Specified in its Charter)

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(1)	Title of each class of securities to which transaction applies:

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J.CREW COMMENTS ON ISS RECOMMENDATION REGARDING PROPOSED

ACQUISITION BY TPG CAPITAL AND LEONARD GREEN & PARTNERS

Company to file investor presentation in response to flawed recommendation and urges shareholders to vote FOR acquisition on March 1

NEW YORK, New York (February 22, 2011) - J.Crew Group, Inc. (NYSE: JCG) today commented on the report issued by Institutional Shareholder Services Inc. (“ISS”) on J.Crew Group’s proposed acquisition by TPG Capital and Leonard Green & Partners, L.P. As previously announced, under the terms of the $3 billion merger agreement, J.Crew stockholders will receive $43.50 per share in cash.

Contrary to the ISS report, which the Company called “deeply flawed in its analysis and conclusions,” the proposed transaction offers a full and fair price for J.Crew’s shareholders.

Josh Weston, Chairman of the Special Committee of the J.Crew Board of Directors, said, “Unfortunately, ISS’s report is based on flawed analyses, and we believe that ISS has reached the wrong recommendation with respect to the contemplated transaction with TPG and Leonard Green.”

The special committee of independent directors of J.Crew carefully considered the transaction with TPG and Leonard Green. Following a comprehensive evaluation of the transaction, as well as all other potential strategic alternatives available to the Company, the special committee and the board of directors determined that the proposed transaction is in the best interests of and maximizes value for J.Crew’s shareholders.

Weston concluded, “The special committee ran a thorough process, including analyzing the risks and rewards of all alternatives. This process resulted in a premium offer that provides immediate and certain value to J.Crew shareholders. We urge all shareholders to vote on the facts and in favor of this transaction.”

Tomorrow, the Company is filing an Investor Presentation that explains in detail why the Company believes that the proposed transaction is in the best interests of its shareholders and responds to certain of the flaws in the ISS report.

J.Crew’s Special Meeting of Stockholders will be held at 10:00 a.m. ET on March 1, 2011, at The New Museum, 235 Bowery, New York, New York 10002. J.Crew stockholders of record at the close of business on Friday, January 21, 2011, will be entitled to vote at the special meeting. Investors with questions about the transaction or how to vote their shares may contact the Company’s proxy solicitor, MacKenzie Partners Inc., toll-free at 800-322-2885.

About J.Crew Group, Inc.

J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of February 15, 2011, the Company operates 249 retail stores (including 219 J.Crew retail stores, 10 crewcuts and 20 Madewell stores), the J. Crew catalog business, jcrew.com, madewell.com and 85 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are forward-looking statements. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission and mailed to its security holders a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The definitive proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the proposed transaction. Each of these documents is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.

Media Contact:

Margot Fooshee

Senior Vice President

Marketing & Public Relations

(212) 209-2717

Investor Contact:

Dan Burch

Laurie Connell

MacKenzie Partners, Inc.

(212) 929-5748